UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 4, 2016

Clearfield, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7050 Winnetka Ave. N., Suite 100, Brooklyn Park, MN 55428
(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6 and 7 are not applicable and therefore omitted.

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2016, Clearfield, Inc. (the “Company”) issued a press release announcing the results of its fourth quarter and fiscal year ended September 30, 2016.  A copy of that press release is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference.

In the November 10, 2016 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “Fiscal Q4 and Full Year 2016 FieldReport,” which is furnished hereto as Exhibit 99.2.  The Fiscal Q4 and Full Year 2016 FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl Beranek, the Company’s President and Chief Executive Officer, and Daniel Herzog, the Company’s Chief Financial Officer, discussing the fourth quarter and year ended September 30, 2016 results, as well as the business and prospects of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY 2016 Cash Bonus Program

On November 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a cash bonus program for fiscal year 2016 (the “2016 Bonus Program”).  The current executive officers (the “Executives”) that participated in the 2016 Bonus Program are: Cheryl Beranek, Chief Executive Officer; John Hill, Chief Operating Officer; and Daniel Herzog, Chief Financial Officer.

The performance goal under the 2016 Bonus Program for the Executives consisted of the Company's revenue for fiscal year 2016.  In addition, the Committee approved four equally weighted operational objectives for the Executives, subject to the Company’s achievement of the minimum fiscal year 2016 revenue performance goal and to the Company’s achievement of a minimum amount of income from continuing operations, excluding taxes, interest income or expense, and any bonus amounts.

On November 4, 2016, the Compensation Committee determined the bonus pool amounts available under the 2016 Bonus Program for all participants.  The Company met the revenue goal set by the Compensation Committee and the Executives met two of the four operational objectives at the 100% level, as well as met the revenue and income conditions to payout relating to the operational objectives.  Amounts from the bonus pool created by the 2016 Bonus Program were allocated by the Company's management among eligible non-executive officer employees and the Compensation Committee then allocated the remaining amounts to non-executive officer employees.  On November 4, 2016, the Compensation Committee approved the following payouts to the Executives under the 2016 Bonus Program: Ms. Beranek, $437,381; Mr. Hill, $437,381 and Mr. Herzog $90,311.

For the remaining two operational objectives, because these were met at the 50% level, the Compensation Committee determined that each Executive will have an opportunity to earn 50% of the bonus amount attributable to these two objectives if they are met in fiscal year 2017.  The Compensation Committee will determine whether these two objectives are met in fiscal year 2017 following the end of the fiscal year.  Amounts that may be earned in respect of these two objectives is as follows:  Ms. Beranek, $23,023; Mr. Hill, $23,023 and Mr. Herzog, $4,766.

Item 8.01. Other Events.

As described above, the Company made the Fiscal Q4 and Full Year 2016 FieldReport, furnished hereto as Exhibit 99.2, available on its website on November 10, 2016.  The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibits are being furnished herewith:

99.1	Press release dated November 10, 2016

99.2	Fiscal Q4 and Full Year 2016 FieldReport – Presentation dated November 10, 2016 and Transcript of Remarks of Cheryl Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearfield, Inc.

Date: November 10, 2016	By:	/s/ Cheryl Beranek
Cheryl Beranek
Chief Executive Officer